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(Letterhead)
            John F. Labmeier              The Union Central
            Second Vice President,        Life Insurance Company
            Associate General Counsel     1876 Waycross Road
            and Assistant Secretary       PO Box 40888
            (513) 595 2470                Cincinnati Ohio 45240
            (513) 595 2818 Fax
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UION CENTRAL

Insurance and Investments


February 26, 1996


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:     Rule 24f-2 Notice for the Carillon Account of
        The Union Central Life Insurance Company
        (Registration No. 2-92146)

Dear SEC:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued and non-assessable. They were not fully paid, however, since the variable annuity contracts issued in connection with the Carillon Account contemplate the payment of additional premiums.


Very truly yours,



John F. Labmeier


                           Securities products offered through
                           registered representatives of
                              Carillon Investments, Inc.,
                           a subsidiary of The Union Central
                           Life Insurance Company,
                           P.O. Box 40409,
                              Cincinnati, Ohio 45240-0409.
                           (800) 999-1840